EXHIBIT 99.1
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            Transcript of Presentation by President Scott M. Jarus at
                     Kaufman Bros. Communications Conference
                                September 4, 2002


I am going to step through this very quickly. I have quite a few slides so if I tend to run through this a little too fast, you can grab me afterwards and I will be glad to talk about it in a little more detail. You are all aware of the "Safe Harbor" Statement and the risk factors so I won't go through that or you wouldn't be here today.

j2 Global delivers business critical communications and messaging services to individuals and corporations through out the world. Most people know us not by our j2 name but by our product names, eFax, JFAX and jConnect. Those are the brands that people most associate with our company. As I mentioned we are publicly traded. Our primary product is a fax-to-email and a voicemail-to-email product line. However, we have other products which are also in the messaging and communication space which I am going to talk about briefly in this discussion.

A couple of things to consider with regard to our company and investment considerations: We participate in very large and growing markets -- fax, voicemail, conference calling and unified messaging being the primary ones. We have a proven business model. It is subscription based. It is a monthly recurring revenue model and we sell through three channels. Each of these I am going to go through in a little bit more detail.

The assets that we leverage are a customer base and brand awareness, which are very, very big; a global network which spans five continents around the world; five patents and another 8 patents which are pending, which protect our intellectual property and know-how; financial position, which we are going to go through in just a minute, but which is very positive; and a 130 very dedicated people. We are based in Hollywood, California with a small office in Santa Barbara and some sales people around the country. So we are also located in a very unique place as well. These assets are divided into the following.

We have approximately 4.5 million subscribed phone numbers in use. I would discourage you from trying to do the math to say that that's 4.5 million customers because we do have a number of customers who have multiple numbers, but we do have 4.5 million subscribed phone numbers in use.

Our global network spans 800 plus cities around the world in 18 countries on 5 continents. Those 800 cities give us local telephone numbers in each one of those markets. So geographic identity of j2's services is very important for our product and we do provide it in 800 plus cities around the world. In addition to the 4.5 million telephone numbers which are deployed, we have another half-a-million phone numbers, bringing our total to 5 million that are in our inventory. Those of you who live in major metropolitan areas know about number exhaustion, telephone number exhaustion, in this country, so you recognize the fact that having 5 million unique telephone numbers in your inventory is a tremendous asset base for the company.

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As I mentioned, we have 5 issued US patents. We have another 8 patents, which are pending. These patents protect us and protect our intellectual property and know-how. The primary patent that we have is one which describes the process of a message being in a document, a voice mail etc, being transmitted through the public telephone network, received by us, then transmitted through what they call redundant links (think of the Internet) to a centralized server processing farm and then retransmit it to the end subscriber as an email attachment. So the process of a fax coming in, being processed by us and then transmitted to the end subscriber as an email attachment, is a patent that we own at j2 Global. The other patents deal with document management and some of the notification features of our service.

We have a very strong financial position. The numbers you see up here are for our second quarter numbers ending June 30, 2001. We had Q2 revenue of $11.3 million with GAAP earnings of $3.3 million. This was our 20th consecutive quarter of revenue growth. It was our fifth consecutive quarter of positive EBITDA and our second consecutive quarter of GAAP earnings. We are virtually debt free. We have roughly $600,000 worth of long term debt mainly in the form of capital leases for equipment, etc. and we have $23.4 million in cash. We added approximately $3.1 million in cash this second quarter alone. Our cash from operations is in excess of our earnings.

I am not going to go through this slide with any detail except to again say that each of the markets that we participate in are very large with the fax market being extremely large. The faxing market is not declining. It is continuing to grow, though not growing as fast as it once was before the advent and the utilization of the Internet and email.

As I mentioned, we have three sales channels that we sell through: Web, Corporate and Licensed Services. Our Web channel is targeted towards individuals; that is, a self selection where people come to our website of eFax.com and j2.com, and they give us their credit card and we give them a telephone number and they are able to use our service instantly. This is also the channel by which we attract what we call "free" or "advertising supported" users who come to us to use what they consider a free service. It is a trial service, with a very limited amount of usage. They get to use it and we encourage them then to upgrade to paid services. It is entirely advertising supported and there are several things which I am going to through which describe the differences between the Web, the Corporate and the License Services.

Our Corporate sales organization is a direct sales force, which sells to SMEs and large corporations. We actually have people on the street knocking on doors, talking to large corporations and small businesses about buying our corporate product. This difference between our corporate product and our Web channel product will be described a little bit later in the slide presentation. We also have a small telesales organization, which is selling to smaller businesses, and resale organizations. Our License Services channel: To take advantage of our intellectual property and our patents, we have a License Services program which looks to other software provides, other ASP providers, to bolt on our capability of delivering faxes and voicemail-to-email inboxes and they tend to bolt that on to their software. An example of that would be if you were a subscriber of QuickBooks 2001 and you wanted to fax a document out of QuickBooks, the engine for that faxing was j2's engine that they had licensed from us for that capability.

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It is very opportunistic and tends to occur only in rare circumstances but we are actively soliciting those types of opportunities.

The key I want to bring for this slide is that there are significant interdependency amongst our sales channel. We have a lot of customers who come to us as free customers, who we then migrate to paid Web channel customers. We have a lot of customers who come to us as free customers, who ultimately end up as corporate customers. We also have a fair number of customers who come to us as paid Web channel customers, meaning they've self selected as an employee of a company, we then identify them and up-sell to our corporate products. Lastly, we have a number of corporate customers who, because of the variances in their business, may change from a corporate customer to a Web channel paid customer. So there is a lot of interdependency in here and this will be important when I talk about the financials for our company because we historically have described our revenue by way of these channels -- Web, Corporate and Licensed Services -- and we are moving away from that and I am going to give you some guidance on the way we now look at our revenue in subscriber, advertising and license services. You will see that guidance up here in comparison to how historically we have been doing it.

Just to talk a little about our channels. Very specifically, our Web channel service is mainly focused on faxing products. We offer as I mentioned the inbound faxing, where a subscriber has a unique telephone number for their geography. They give that out to their business associates, friends, family, etc. People call that number, to either leave a fax or a voice mail and it shows up in the subscriber's email inbox.

We also offer the opportunity for our paid subscribers to send faxes directly from their desktop application. So if you are in Word or Excel or Power Point or any other of a number - dozens -- of application you can actually send a fax directly from your desktop without the need for a special application, without the need for a fax line. What our service does is it packages it up as a fax, it sends it to our processing center, and we deliver for you to the end fax machine such that the end user assumes that it was coming from a fax machine to their fax machine. But in your case it came from your desktop without you ever having to print out the document and stuff it into a machine.

So desktop sending is a very important part of our Web channel sales. It is also available for our Corporate channel sales. In addition to the faxing service we also offer to our Web channel the ability to do voicemail, as I mentioned, and this is very similar to the fax. In this, people leave a message and it shows up as an attachment to an email in your inbox. You click on the attachment and if you have speakers and sound on your PC you can listen to your voice mail coming through your PC speakers.

In addition to that, we also offer a web-initiated conference calling service, which allows our subscribers to go to their website on the j2 home page, set up a conference call up to 16 parties. They can do this without operator assistance and the compelling argument for us is that we charge them 10 cents per minute per leg for the conference call. So it is very cost effective. It

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does not require the sophistication of operators and it is basic voice conference calling, which is what our customers are looking for.

To give you an overview of the Web channel, we have three revenue sources. The first two being from our paid base, which is the monthly recurring fees and usage based component. We charge customers every month $9.95 for basic faxing and $12.50 for faxing plus the voice mail, or unified messaging. The usage-based component is typically based upon the customer sending faxes. We do not, unless a customer is using a high volume of receiving faxes, we do not charge for receiving faxes but we do charge them for sending faxes directly from their desktop. The advertising component of our revenue is in support again of our free customer base entirely. We market our product by word-of-mouth. Our branding is very high, especially the eFax brand. And we advertise on various portals and places where our customers tend to flow to. We also do cost of acquisition deals. If you go to right now Yahoo! mail, you will see us on the toolbar. We are one of those rotating toolbars and if you click on that you will go to our sign up page for a subscription. We pay Yahoo! for each of the free and each of the paid that they bring to us on a differential basis.

We have a program called lifecycle management and that program enables us to cull through our base of free customers, cull through our base of Web channel customers, looking for behavioral patterns which would tell us if this particular customer or these groups of customers are ready to be upgraded to the next level of service. As an example, we will look at free customers who are receiving or attempting to send faxes. We will contact them about an up-sale opportunity to upgrade to our paid product. We will also go through our free and paid base looking for similarities of domain names. So that if we have several hundred or a thousand of our free and Web channel paid subscribers who have their name at abccompany.com, we then group those together and we will contact through our corporate sale organization the purchasing authority at that company, in an attempt to sell them, up-sell, to our corporate product.

Our life cycle management is very successful in that interdependency again between our free, our Web channel paid and our Corporate channel paid. As of the end of June of this year we have 4.4 million subscribed phone numbers through our Web channel. As I mentioned before our Corporate channel is a direct sales force. We offer mainly a faxing solution for our customers there, primarily because most corporations have an internal voice mail system that they use. But we do have some customers that do use us for voicemail as well. Again we offer that ability to receive inbound faxes to the subscribers personal email inbox. We offer desktop sending, a web-based broadcast faxing capability, should they have lists they want to broadcast too. And the differentiation between our Corporate and our Web channel is that we give our corporate customers the ability to manage their account online. So if they sign up and commit for several hundred numbers, they do not have to call us every time an employee comes or an employee goes. They can manage that list of employees and those numbers themselves on a self-administered tool. We also give them real telephone number provisioning, should they want to add numbers or delete numbers they can do that themselves. We give them some advance billing options instead of billing them on their credit card, we bill them directly. In addition we give them some specialized customer service and customer care. We do also offer to our corporate

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customers the web based conference-calling service, which they can use typically on department levels within their corporations.

In addition to the products we currently offer, we have under development that will be rolled out very soon a secure faxing capability. Many of our customers, particularly in the financial or legal profession, are interested in making sure that faxes, as they travel across the ether or the cloud, are encrypted and secure. So we are developing various levels of secure faxing that will ensure that when the fax is received by us it is encrypted and sent to the distant end and decrypted at the distant end, so that it cannot be intercepted in the middle. Secure faxing and privacy of faxes is a big issue for many of the corporate customers that we sell to. As you might imagine, in your office in particular if you receive a fax it probably comes into a fax machine sitting in a closet or a room. You may not know it is there and even if you do know it is there, you do not necessarily know who has seen it before you got to it.

Our service eliminates that problem by ensuring that the fax is delivered to the intended recipient because it shows up in that individual's email inbox. It does not get seen by anybody else and if you buy into our secure faxing product you will always know that the fax was encrypted from the moment we received it until it was delivered to your desktop. Two more products which will be rolling out very shortly is our next generation voicemail, or what we call email by phone. It is the ability to listen to your messages over the phone, have them read to you or being able to redirect faxes to a nearby fax machine. And we've got some document management products that we will be rolling out soon. One of the things we have found is that our particular solution is used by a number of companies to manage the volumes of documents that they receive in. We are an inexpensive document management service. Instead of receiving mounds and mounds of papers that they have to file away in some storage facility, they now receive their documents via our service, which come to them digitally; they archive them off to a folder or a CD-ROM and file that away. So we have found that we have become a de facto document management solution for many companies and we are developing some products and capabilities that will ease people in the use of our service as a document management process.

The overview of our Corporate channel is we receive revenue sources from a combination of three ways: license services, monthly recurring fees and usage based component. Why I say that it's a combination of those is we tailor the sales presentation and the sales prospect and how we bill our customers based upon how the customer wants to see the charges come to them. Some customers want to pay a large upfront licensing fee and very little on the usage component. Some want to pay on a large usage component and very little on the licensing or monthly recurring fees. We do not really care. We know what we are expecting from those customers on that volume and will vary the type of billing arrangement appropriately for that customer.

As I mentioned we market through a direct sales force. We have telemarketing and telesales organization. We also use our lifecycle management to generate leads from our existing customer base and though the web. As of the end of June of this year, we had over 1,100 corporate customers using j2 Global telephone numbers, which represents approximately 29,000 unique telephone numbers deployed for our corporate customers.

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I have put up here a sample list of some of our customers and this is by no means all-inclusive. As a matter of fact, some of our largest customers aren't even up here because they won't allow us to tell who they are. But I have put this up here to highlight a couple of things. One is any of the organizations which are particularly contract or document-intensive love our service, which is why you see a number of mortgage companies up there. We also do very, very well with the legal profession. As a matter of fact we are one of the exhibitors at a trade show called Legal Tech, which is the IT folks from the legal profession. We are very well liked by the real estate -- not only the real estate on the mortgage side but also the real estate agents who are working remotely and working from their homes selling real estate -- financial institutions and obviously road warriors and remote workers.

Our License Service channel as I mentioned is very opportunistic. I am not going to go through this except to say that we try to come across these as we can and leverage our intellectual property and know-how.

Our global network is very large. However, the purpose of this slide is to show you where we are not. We are not, as an example, in Asia very much, except for the Japan area and Australia. We are not in Africa. The reason we are not there is not because we do not want to be there, we do want to be there and we are waiting for these markets to open up their telecommunications infrastructure for us to come into. So we are actively approaching each of the international locations on a very aggressive basis to be there when the market opens up. Most notably, South American recently opened up and we have announced in first quarter of this year that we went into four markets within Latin America.

We have won a number of industry accolades. The one I will highlight that just recently came up is we are again named for the second year in a row to Deloitte & Touche Fast 50 for technology in Los Angeles. We do not know where we are in the Fast 50 until September 10th, when it is announced, but we do know we are in the Fast 50 some place.

The product road map is intended to show you how our products evolved from what was an IT fax solution to what has now become a unified messaging communication solution. And that evolution continues over time. In addition to that, we are drilling down into the various components and gathering depth within each of the component to the unified messaging platform. The items you see in blue are products that we currently have rolled out. The items in black are products that we are working on as we speak. Again, the purpose of the slides is to show an evolution across our product unified messaging and the depth of those products within each of the facets.

I am going to walk you very quickly through our financial highlights. I would tell you that this presentation mirrors what you have seen in our previous presentations with some additions that I am going to highlight very briefly. Our revenue continues to grow. As I mentioned earlier, we have 20 consecutive quarters of revenue growth. I would indicate right here where the revenue tended to jump rather quickly. This is the time period where we acquired eFax.com and added

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them into our base. So that explains that. However this portion from the first quarter of 2001 to-date represents the integrated eFax/j2 product suite and continuing revenue stream.

This very busy slide is intended to show you our earnings and EBITDA and unfortunately it is busy because some people are uncomfortable with Pro Forma numbers, some people want to know what they were. So we put them all together. The light blue or turquoise slides are GAAP net earnings, which shows that we were losing approximately a little over $5 million back in early 2000. Then, turned the tide on it in late 2000-2001 to where we became EBITDA positive in the second quarter of 2001. Then, as you can see here, also became net earnings positive as we continue along. This tracks with what I said earlier about our 20 consecutive quarters of revenue growth, our fifth consecutive quarter of positive EBITDA, and our second consecutive quarter of net earnings.

This slide is very important for understanding our business. As you may have noticed from our financials that were released through our 10-Q, we have had a very good last two quarters of flow-through from incremental revenue to EBITDA. The reason that has occurred is that, if you notice, our sales and marketing and engineering were relatively flat over the last four quarters. Our G&A took a dip in the fourth quarter of 2001 and first quarter of 2002 because of some cost savings that we were able extract out of the organizations. However, the biggest dip that we have is in our cost of goods sold. That's primarily due to some significant reductions in our telecom costs, which took place in the first quarter of 2002 and continued in the second quarter. I would caution you to not believe that that trend is going to continue like this. It is going to flatten out now and you will only see incremental growth in our cost to goods sold on a relative dollar basis as our volume continues to grow. So that will flatten out as well.

The point of this is to show that our model is very, very incremental in cost measured against incremental revenue. Our quarterly revenue as reported for the second quarter was at $10.4 million for our subscriber revenues -- again, this is how we report our numbers: subscriber, advertising and license services. We believe this is the way our business should be viewed. Our advertising was a relatively small portion of our business. As you can see, we were impacted by the decline in advertising revenue across the board. We anticipate that this will again pick up sometime in the future, but we just don't know when. And the license services as I mentioned is deminimus. It continues to decline until we find the next big opportunity, which again gave us an $11.3 million quarterly revenue for the second quarter of 2002.

We have previously given guidance and shown this particular slide, which tracks our revenue by sales channel. As I mentioned, we don't believe that this is a particularly good way of looking at our business any more because of the interdependencies between the Web and Corporate channels -- not Licensed Services. We are going to continue to present this way through the rest of this year, but we don't believe that we will continue to present this going into next year because, again, it is becoming more and more irrelevant as that cannibalism between the various channels continues. However, our Web channel contributed $8.3 million of our $11.3 million for the second quarter, and our corporate $2.8 million for that same second quarter. This is the guidance that we have given and we are supplementing now today. I have got some notes here because I have to read this very carefully. The information I am about to

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give is in addition to what was previously provided through our earnings calls and various discussions we have had. This is due again to the increasing interdependency between our Web and Corporate channels. We believe this presentation of revenue is a better way to look at our business. And the way I am talking about is to look at our quarterly revenue growth based upon subscriber and advertising. We believe that our subscriber base will grow for the rest of this year between 7% and 12% on a revenue basis. If you still want to look at us by channel, you will find that we still hold to a 5% to 10% growth in our Web channel and 10% to 33% in our Corporate channel. The EBITDA flow-through of incremental revenue would be 30 plus percent for the third quarter, again keeping in mind that that cost of good sold will now flatten out and we won't continue to see that marked decrease which caused a great deal of incremental flow-through in the first and second quarter. In the fourth quarter, we will see a 50+% EBITDA flow-through of incremental revenue.

Our annual estimates for revenue are $45 million plus, EBITDA of $14.4 million plus with net earnings of $11.9 million plus. By the way, this assumes no taxes, and assumes that we will have full dilution; well actually the second one is full dilution of all of our shares outstanding. I want to add one last thing. We have been receiving increasing inquiries regarding guidance for 2003. We are currently in the budgeting process for 2003. However, we do believe that our historical quarter-to-quarter performance is indicative of our growth potential through 2003. As an example, the historic mid-point for subscription growth over the last four quarters has been approximately a little over 9% and the flow-through of incremental revenue to EBITDA has been 40 plus percent quarter-to-quarter and we believe that that through 2003 will continue. That's the additional information that I wanted to give out. The last is just the balance sheet, which you can all read, and a recent announcement that we had that were out in the public market.

[Another voice in background] That's right. I also wanted to highlight the fact that as of today approximately 5% of our total customers are paid. Let me say that again. Approximately 5% of our 4.5 million customers are paid, meaning that we have a direct paid relationship with them, as opposed to being advertising supported. That's another piece of information we haven't historically given out.

QUESTION: (UNCLEAR)

ANSWER: Up to 16 at a time, and we have the platform which will scale up to several hundreds at concurrent conference calls.

QUESTION: (UNCLEAR)

ANSWER: Quarter-to-quarter. Thank you very much. Sorry I had to rush through it.

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